Exhibit 99.1

OptimizeRx Reports Second Quarter 2020 Revenue Up 25% to a Record $8.8 Million; First Half Revenue up 34% to Record $16.4 Million, with Accelerated Growth Expected in Second Half

ROCHESTER, Mich., (August 5, 2020) — OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, reported results for the second quarter and six months ended June 30, 2020. Quarterly and first half comparisons are to the same year-ago period.

Financial Highlights

•	Revenue increased 25% to a record $8.8 million in second quarter of 2020, first half of 2020 up 34% to a record $16.4 million.
•	Gross profit increased 19% to $5.1 million in the second quarter of 2020.
•	Cash and cash equivalents totaled $14.1 million at June 30, 2020.
•	Closed additional enterprise deals, bringing total value of enterprise-level engagements to $21 million in annualized revenue.
•	Accelerated growth expected in second half of 2020.

Q2 2020 Operational Highlights

•	Finalized a new partnership that expands the company’s digital communication platform by more than 300 health systems and 125,000 healthcare providers that use the market-leading Epic and Cerner electronic health records systems (EHRs).
•	Launched TelaRep™ for on-demand virtual consults that support physicians treating patients with complex diseases in COVID-19 world.
•	True™ Women’s Health launched a new mobile app powered by OptimizeRx’s RMDY digital health tools that enables the clinic to use telehealth to treat patients nationwide with personalized health and wellness programs during the COVID-19 pandemic.
•	Recognized as one of The Americas' 500 Fastest-Growing Companies by The Financial Times.
•	Chief commercial officer, Stephen Silvestro, was honored with the 2020 PM360 ELITE 100 Award for his organizational leadership and positive impact on the healthcare industry.
•	Hosted new webinar series featuring industry thought leaders covering a range of topics around using digital health technology to improve patient care, engagement and outcomes.

Q2 2020 Financial Summary

Total revenue in the second quarter of 2020 increased 25% to a record $8.8 million versus $7.0 million in the same year-ago quarter. The quarterly increase was due to increased sales of messaging solutions.

Gross margin decreased to 58.6% in the second quarter of 2020 from 61.6% in the year-ago quarter. The decrease was due to an unusually favorable product mix in the year-ago period that had a high percentage of launch assistance services and other nonrecurring revenue that was not subject to revenue share expense. The company expects its gross margin to improve on a quarter-over-quarter basis for the balance of the year, with a target of 63% for 2020.

Operating expenses totaled $6.2 million, up from $3.8 million in the same year-ago quarter. The increase was related to the company building a stronger base for future growth by expanding its product line, building out its sales organization, and integrating two acquisitions over the last 21 months.

Net loss on a GAAP basis in the second quarter of 2020 was $1.1 million or $(0.07) per share, as compared to a net income of $407,000 or $0.03 per share in the year-ago quarter.

Non-GAAP net income for the second quarter of 2020 was $254,000 or $0.02 per share, compared to non-GAAP net income of $1.3 million or $0.09 per diluted share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

While the company expects to return to GAAP profitability as its revenue grows, expenses related to investments in growth initiatives or non-cash charges could result in a loss in any given quarter. Given the opportunity at hand as discussed below, the company is focused on top-line growth while maintaining a strong balance sheet.

Cash and cash equivalents totaled $14.1 million at June 30, 2020, as compared to $15.2 million at March 31, 2020. The decrease was due to an earnout payment related to the CareSpeak acquisition based on the achievement of revenue goals for 2019. Excluding the earning out payment, the company was cash flow positive for the quarter. The company has continued to operate debt-free and expects to be cash-flow positive for the remainder of the year.

Management Commentary

“In Q2, we generated another record topline along with sequential margin improvement,” said OptimizeRx CEO William Febbo. “For the first half of the year, which is traditionally our slowest, we grew at a faster pace than anticipated at 34%, and our closing ratio exceeded 50%.

“During the quarter, we expanded our digital health platform with greater reach into Epic and Cerner, and we secured revenue from new solutions born out of our Innovation Lab. Our performance also benefited from the fine-tuning our patient engagement market strategy at a time when demand has never been greater due to the COVID-19 pandemic.

“In all, we beat our internal goals across the board as we continued to build a highly impactful digital communications platform that is situated between all the major stakeholders---a nationwide network helping doctors, patients and industry improve adherence and affordability.

“As COVID-19 continues to disrupt the traditional pathways of communication between industry, doctors and patients due to the drop in office visits and widespread transition to virtual care, OptimizeRx has emerged with optimal solutions that improve these essential lines of communication.

“We’ve also been working to enhance our corporate governance and we recently welcomed to our board Greg Wasson, the former president and CEO of Walgreens Boots Alliance. Greg’s many years of experience building Walgreens into a Fortune 50 company with global reach makes him an exceptionally valuable and timely addition to our board, and particularly as we look to enhance patient connectivity at the point-of-dispense.

“We have built meaningful physician reach over the years, and with some measure of exclusivity, by integrating our platform into the leading EHR and e-prescribe systems. Today we reach 60% of the ambulatory market. That is, where most prescribing occurs. Now we have another great opportunity to improve care by integrating with pharmacies at the point-of-dispense.

“We are seeing great traction with our clients on multiple levels. We are deeply entrenched in our client base as we work with 45% of the top 20 brands by revenue with continued interest from the remaining 55%.

“This powerful position reflects the trust we’ve gained with our clients at a time when digital communication is absolutely needed, and it is supporting our continued shift to a SaaS-based, recurring revenue model. We recently secured two new SaaS-based enterprise-level deals, bringing to total the value of our enterprise-level engagements to $21 million in annualized revenue.

“Most of our growth this year has been organic, as our pharma clients increasingly recognize that addressing the point of care is critical to an effective marketing strategy. Our newer solutions, like patient engagement, hub enrollment and TelaRep, are all generating interest and beginning to generate revenue within our client base. We see these helping to drive growth this year and even stronger growth next year. We came in ahead of our internal budget for the first half and now expect to far exceed our earlier goals for the second, keeping us on pace for another year of record growth and market expansion.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Wednesday, August 5, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-866-248-8441

International dial-in number: 1-323-289-6576

Conference ID: 1161129

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 26, 2020, as well as available for replay via the Investors section of the OptimizeRx website at optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1161129

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, non-cash lease expense, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months and six months periods ended June 30, 2020 and 2019.

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at the point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

Company Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

oprx@cma.team

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2020	December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$14,114,294	$18,852,680
Accounts receivable, net	10,805,191	7,418,025
Prepaid expenses	2,701,249	871,043
Total Current Assets	27,620,734	27,141,748
Property and equipment, net	156,550	176,014
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	5,722,762	6,238,453
Patent rights, net	2,442,409	2,550,587
Other intangible assets, net	4,835,327	5,151,102
Right of use assets, net	503,506	559,863
Other assets and deposits	35,943	80,727
Total Other Assets	28,279,978	29,320,763
TOTAL ASSETS	$56,057,262	$56,638,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$496,742	$492,995
Accrued expenses	2,044,335	1,800,635
Revenue share payable	3,496,489	1,618,438
Current portion of lease obligations	119,512	115.431
Current portion of contingent purchase price payable	5,360,812	1,500,000
Deferred revenue	648,692	580,014
Total Current Liabilities	12,166,582	6,107,513
Non-current Liabilities
Lease obligations, net of current portion	387,654	448,753
Contingent purchase price payable, net of current portion	-	5,220,000
Total Non-current Liabilities	387,654	5,668,753
Total Liabilities	12,554,236	11,776,266
Commitments and contingencies	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at June 30, 2020 or December 31, 2019	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 14,752,600 and 14,600,579 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	14,753	14,601
Additional paid-in-capital	80,194,282	78,272,268
Accumulated deficit	(36,706,009)	(33,424,610)
Total Stockholders’ Equity	43,503,026	44,862,259
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,057,262	$56,638,525

 OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

NET REVENUE	$8,783,230	$7,006,291	$16,367,832	$12,215,725
COST OF REVENUES	3,639,016	2,687,143	6,880,779	4,270,623
GROSS MARGIN	5,144,214	4,319,148	9,487,053	7,945,102

OPERATING EXPENSES	6,200,027	3,839,105	12,802,118	7,332,894
INCOME (LOSS) FROM OPERATIONS	(1,055,813)	480,043	(3,315,065)	612,208

OTHER INCOME (EXPENSE)
Interest income	8,345	33,574	63,666	55,938
Change in Fair Value of Contingent Consideration	(30,000)	(107,000)	(30,000)	(255,000)

TOTAL OTHER INCOME (EXPENSE)	(21,655)	(73,426)	33,666	(199,062)

INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,077,468)	406,617	(3,281,399)	413,146

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$(1,077,468)	$406,617	$(3,281,399)	$413,146

WEIGHTED AVERGE SHARES OUTSTANDING
BASIC	14,667,216	12,743,379	14,638,359	12,412,442
DILUTED	14,667,216	13,806,761	14,638,359	13,467,562

EARNINGS (LOSS) PER SHARE
BASIC	$(0.07)	$0.03	$(0.22)	$0.03
DILUTED	$(0.07)	$0.03	$(0.22)	$0.03

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(3,281,399)	$413,146
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and non-cash lease expense	1,040,463	425,873
Stock-based compensation	1,435,156	938,399
Stock issued for board services	200,027	241,077
Provision for loss on accounts receivable	40,000	-
Change in fair value of contingent consideration	30,000	255,000
Changes in:
Accounts receivable	(3.427,166)	(966,658)
Prepaid expenses and other assets	(1,785,422)	(202,036)
Accounts payable	3,747	785
Revenue share payable	1,878,051	55,824
Accrued expenses and other liabilities	186,682	(511,976)
Deferred revenue	68,678	158,766
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,611,183)	808,200

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(24,998)	(47,739)
Purchase of intangible assets	-	(1,000,000)
NET CASH USED IN INVESTING ACTIVITIES	(24,998)	(1,047,739)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of commission costs	286,983	21,163,636
Expenses related to issuance cost of common stock	-	(301,711)
Payment of contingent consideration	(1,389,188)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,102,205)	21,861,925
NET INCREASE IN CASH AND CASH EQUIVALENTS	(4,738,386)	21,622,386
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	18,852,680	8,914,034
CASH AND CASH EQUIVALENTS - END OF PERIOD	$14,114,294	$30,536,420

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Intangible asset additions included in accounts payable	$-	$500,000
Non-cash effect of cumulative adjustments to accumulated deficit	$-	$3,229
Lease liabilities arising from right of use assets	$-	$672,809

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(1,077,468)	$406,617	$(3,281,398)	$413,146
Depreciation, amortization and non-cash lease expense	520,794	235,571	1,040,463	425,817
Stock-based compensation	780,670	543,866	1,635,182	1,179,476
Income or loss related to the fair value of contingent consideration	30,000	107,000	30,000	255,000
Non-GAAP net income (loss)	$253,996	$1,293,054	$(575,753)	$2,273,439

Non-GAAP net income (loss) per share
Basic	$0.02	$0.10	$(0.04)	$0.18
Diluted	$0.02	$0.09	$(0.04)	$0.17
Weighted average shares outstanding:
Basic	14,667,216	12,743,379	14,638,359	12,412,442
Diluted	15,626,367	13,806,761	14,638,359	13,467,562